Exhibit 15

November 10, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We are aware that our report dated November 10, 2004 on our review of interim financial information of PacifiCorp and its subsidiaries as of and for the period ended September 30, 2004 and included in the Company’s quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in its Registration Statement on Form S-3 (No. 333-91411).

Very truly yours,

PricewaterhouseCoopers LLP